Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2013

  Revenue growth of 3%; Organic and adjusted revenue growth of 2%
  GAAP earnings per share from continuing operations of $0.36; Adjusted earnings per share of $0.49
  Updates FY2013 GAAP earnings per share guidance from continuing operations to $1.42 to $1.45; Updates FY2013 adjusted earnings per share guidance to $2.04 to $2.07

WALTHAM, Mass.--(BUSINESS WIRE)--October 30, 2013--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the third quarter ended September 29, 2013.

The Company reported GAAP earnings per share from continuing operations of $0.36, compared to $0.25 in the third quarter of 2012. Revenue in the third quarter of 2013 was $524.3 million, as compared to $509.6 million in the third quarter of 2012. GAAP operating income from continuing operations for the third quarter of 2013 was $57.2 million, compared to $43.2 million in the third quarter of 2012. GAAP operating profit margin from continuing operations was 10.9% in the third quarter of 2013, compared to 8.5% in the third quarter of 2012.

Adjusted earnings per share was $0.49, compared to $0.45 in the third quarter of 2012. Adjusted revenue and organic revenue both increased 2% for the quarter. Adjusted revenue was $525.1 million, compared to $514.8 million in the third quarter of 2012. Adjusted operating income for the third quarter of 2013 was $81.6 million, compared to $78.3 million for the same period a year ago. Adjusted operating profit margin was 15.5% as a percentage of adjusted revenue, compared to 15.2% for the same period a year ago. Adjustments for the Company’s non-GAAP financial measures have been noted in the attached reconciliations.

“I am pleased with our third quarter performance as we were able to grow both revenue and adjusted earnings per share and expand operating margins,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “While I remain encouraged by the resiliency we are seeing across much of the portfolio, the global economic environment remains challenging. We believe, however, that the growth and productivity investments deployed over the past year should help us in the successful delivery of our full year commitments as we build a strong foundation for the future.”

Cash Flow

For the nine months ending September 29, 2013, operating cash flow from continuing operations was $87.0 million as compared to $113.8 million for the same period a year ago. Adjusted operating cash flow was $161.8 million as compared to $150.3 million for the same period a year ago.

Financial Overview by Reporting Segment for the Third Quarter 2013

Human Health

  Revenue of $292.4 million, as compared to $287.3 million for the third quarter of 2012.
  Operating income of $43.9 million, as compared to $34.4 million for the same period a year ago.
  Adjusted revenue of $293.2 million, as compared to $292.5 million for the third quarter of 2012.
  Adjusted operating income of $65.6 million, as compared to $63.1 million for the same period a year ago.
  Adjusted operating profit margin was 22.4% as a percentage of adjusted revenue, an increase of approximately 80 basis points as compared to the third quarter of 2012.

Environmental Health

  Revenue of $231.9 million, as compared to $222.4 million for the third quarter of 2012. Revenue and organic revenue increased 4%.
  Operating income of $21.9 million, as compared to $18.5 million for the same period a year ago.
  Adjusted operating income of $24.5 million, as compared to $24.9 million for the same period a year ago.
  Adjusted operating profit margin was 10.6% as a percentage of revenue, a decrease of approximately 60 basis points as compared to the third quarter of 2012.

Financial Guidance – Updated

For the full year 2013, the Company continues to forecast organic revenue to increase in the low-single digit range relative to 2012. For the full year 2013, the Company now forecasts GAAP earnings per share from continuing operations in the range of $1.42 to $1.45 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, updates adjusted earnings per share to a range of $2.04 to $2.07 from a range of $2.03 to $2.10.

Conference Call Information

The Company will discuss its third quarter results and its outlook for business trends in a conference call on October 30, 2013 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (857) 244-7318 prior to the scheduled conference call time and provide the access code 41687195. A playback of this conference call will be available beginning 7:00 p.m. ET, Wednesday, October 30, 2013. The playback phone number is (617) 801-6888 and the code number is 98229902.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The company reported revenue of approximately $2.1 billion in 2012, has about 7,400 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012

Revenue	$524,277	$509,604	$1,572,952	$1,542,284

Cost of revenue	290,765	278,864	872,256	840,736
Selling, general and administrative expenses	143,649	145,442	443,901	452,026
Research and development expenses	31,541	32,408	100,321	99,101
Restructuring and contract termination charges, net	1,126	9,672	23,713	21,034

Operating income from continuing operations	57,196	43,218	132,761	129,387

Interest income	(119)	(74)	(288)	(434)
Interest expense	11,704	11,360	35,310	34,136
Other expense, net	755	586	2,223	2,358

Income from continuing operations before income taxes	44,856	31,346	95,516	93,327

Provision for (benefit from) income taxes	4,557	2,357	(4,008)	8,694

Income from continuing operations	40,299	28,989	99,524	84,633

(Loss) gain on disposition of discontinued operations, before income taxes	(64)	898	457	1,915
Provision for (benefit from) income taxes on discontinued operations and dispositions	37	293	(358)	752

(Loss) income from discontinued operations and dispositions	(101)	605	815	1,163

Net income	$40,198	$29,594	$100,339	$85,796

Diluted earnings per share:
Income from continuing operations	$0.36	$0.25	$0.88	$0.74

(Loss) income from discontinued operations and dispositions	(0.00)	0.01	0.01	0.01

Net income	$0.36	$0.26	$0.88	$0.75

Weighted average diluted shares of common stock outstanding	113,115	114,998	113,516	114,565

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.36	$0.25	$0.88	$0.74
Amortization of intangible assets, net of income taxes	0.13	0.13	0.39	0.39
Purchase accounting adjustments, net of income taxes	(0.00)	0.01	0.03	0.14
Acquisition-related costs, net of income taxes	(0.00)	0.00	0.00	0.01
Mark to market on post-retirement benefits, net of income taxes	-	-	(0.00)	0.01
Significant tax credits	-	-	(0.08)	-
Restructuring and contract termination charges, net of income taxes	0.01	0.06	0.14	0.13
Adjusted EPS	$0.49	$0.45	$1.35	$1.41

(1) Amounts may not add due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
			(as adjusted)		(as adjusted)

Human Health	Reported revenue	$292,384	$287,253	$873,656	$855,784
	Purchase accounting adjustments	842	5,237	6,573	22,173
	Adjusted Revenue	293,226	292,490	880,229	877,957

	Reported operating income from continued operations	43,901	34,398	98,997	82,962
	OP%	15.0%	12.0%	11.3%	9.7%
	Amortization of intangible assets	20,566	19,702	60,388	60,870
	Purchase accounting adjustments	161	3,108	6,046	25,962
	Acquisition-related costs	(50)	204	(21)	543
	Restructuring and contract termination charges, net	1,042	5,660	14,860	15,043
	Adjusted operating income	65,620	63,072	180,270	185,380
	Adjusted OP%	22.4%	21.6%	20.5%	21.1%

Environmental Health	Reported revenue	231,893	222,351	699,296	686,500
	Purchase accounting adjustments	9	-	9	-
	Adjusted Revenue	231,902	222,351	699,305	686,500

	Reported operating income from continued operations	21,896	18,475	61,922	77,948
	OP%	9.4%	8.3%	8.9%	11.4%
	Amortization of intangible assets	2,531	2,282	7,467	7,854
	Purchase accounting adjustments	9	-	9	-
	Acquisition-related costs	17	87	125	94
	Restructuring and contract termination charges, net	84	4,012	8,853	5,991
	Adjusted operating income	24,537	24,856	78,376	91,887
	Adjusted OP%	10.6%	11.2%	11.2%	13.4%

Corporate	Reported operating loss	(8,601)	(9,655)	(28,158)	(31,523)
	Mark to market on post-retirement benefits	-	-	(47)	1,219
	Adjusted operating loss	(8,601)	(9,655)	(28,205)	(30,304)

Continuing Operations	Reported revenue	$524,277	$509,604	$1,572,952	$1,542,284
	Purchase accounting adjustments	851	5,237	6,582	22,173
	Adjusted Revenue	525,128	514,841	1,579,534	1,564,457

	Reported operating income from continued operations	57,196	43,218	132,761	129,387
	OP%	10.9%	8.5%	8.4%	8.4%
	Amortization of intangible assets	23,097	21,984	67,855	68,724
	Purchase accounting adjustments	170	3,108	6,055	25,962
	Acquisition-related costs	(33)	291	104	637
	Mark to market on post-retirement benefits	-	-	(47)	1,219
	Restructuring and contract termination charges, net	1,126	9,672	23,713	21,034
	Adjusted operating income	$81,556	$78,273	$230,441	$246,963
	Adjusted OP%	15.5%	15.2%	14.6%	15.8%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
(In thousands)

Operating activities:
Net income	$40,198	$29,594	$100,339	$85,796
Less: loss (income) from discontinued operations and dispositions, net of income taxes	101	(605)	(815)	(1,163)
Income from continuing operations	40,299	28,989	99,524	84,633
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	3,781	5,100	11,423	15,352
Restructuring and contract termination charges, net	1,126	9,672	23,713	21,034
Amortization of deferred debt issuance costs, interest rate hedges and accretion of discounts	918	910	2,598	2,655
Depreciation and amortization	33,643	30,628	96,453	94,791
Gains on disposition	(1,566)	-	(1,566)	-
Amortization of acquired inventory revaluation	-	-	203	4,774
Changes in operating assets and liabilities which provided (used) cash, excluding effects from companies purchased and divested:
Accounts receivable, net	12,209	1,615	26,839	15,088
Inventories, net	(14,232)	(11,795)	(31,782)	(24,447)
Accounts payable	(9,513)	(20,256)	(6,035)	(18,611)
Accrued expenses and other	(18,413)	(23,759)	(134,391)	(81,492)
Net cash provided by operating activities of continuing operations	48,252	21,104	86,979	113,777
Net cash used in operating activities of discontinued operations	(157)	(387)	(91)	(1,131)
Net cash provided by operating activities	48,095	20,717	86,888	112,646

Investing activities:
Capital expenditures	(8,712)	(12,901)	(31,564)	(24,350)
Proceeds from dispositions of property, plant and equipment, net	52,202	-	52,202	-
Proceeds from surrender of life insurance policies	563	-	783	-
Changes in restricted cash balances	-	470	-	670
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	(7,000)	(6,750)	(7,049)	(6,750)
Net cash provided by (used in) investing activities of continuing operations	37,053	(19,181)	14,372	(30,430)
Net cash provided by investing activities of discontinued operations	-	988	494	1,976
Net cash provided by (used in) investing activities	37,053	(18,193)	14,866	(28,454)

Financing Activities:
Payments on revolving credit facility	(147,000)	(89,000)	(429,000)	(333,000)
Proceeds from revolving credit facility	79,000	81,000	419,000	291,000
Payments of debt issuance costs	-	-	-	(416)
Settlement of cash flow hedges	-	-	1,363	-
Net proceeds from (payments on) other credit facilities	266	(143)	5,530	(143)
Payments for acquisition-related contingent consideration	-	(3,116)	-	(12,459)
Excess tax benefit from exercise of common stock options	-	628	-	1,767
Proceeds from issuance of common stock under stock plans	8,003	11,198	15,292	22,944
Purchases of common stock	(193)	(29)	(127,186)	(2,092)
Dividends paid	(7,841)	(7,984)	(23,733)	(23,875)
Net cash used in financing activities	(67,765)	(7,446)	(138,734)	(56,274)

Effect of exchange rate changes on cash and cash equivalents	2,450	4,347	(2,161)	568

Net increase (decrease) in cash and cash equivalents	19,833	(575)	(39,141)	28,486
Cash and cash equivalents at beginning of period	112,470	171,403	171,444	142,342
Cash and cash equivalents at end of period	$132,303	$170,828	$132,303	$170,828

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	September 29, 2013	December 30, 2012

Current assets:
Cash and cash equivalents	$132,303	$171,444
Accounts receivable, net	428,531	457,011
Inventories, net	278,351	247,688
Other current assets	109,239	95,611
Total current assets	948,424	971,754

Property, plant and equipment, net:
At cost	508,411	513,479
Accumulated depreciation	(313,716)	(302,963)
Property, plant and equipment, net	194,695	210,516
Marketable securities and investments	1,220	1,149
Intangible assets, net	481,417	529,901
Goodwill	2,131,051	2,122,788
Other assets, net	94,719	65,654
Total assets	$3,851,526	$3,901,762

Current liabilities:
Short-term debt	$2,622	$1,772
Accounts payable	162,523	168,943
Short-term accrued restructuring	27,739	21,364
Accrued expenses and other current liabilities	396,126	388,026
Current liabilities of discontinued operations	381	995
Total current liabilities	589,391	581,100

Long-term debt	933,292	938,824
Long-term accrued restructuring	4,816	6,387
Long-term liabilities	404,456	435,639
Total liabilities	1,931,955	1,961,950

Total stockholders' equity	1,919,571	1,939,812
Total liabilities and stockholders' equity	$3,851,526	$3,901,762

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	September 29, 2013		September 30, 2012

Adjusted revenue:
Revenue	$524.3		$509.6
Purchase accounting adjustments	0.9		5.2
Adjusted revenue	$525.1		$514.8

Adjusted gross margin:
Gross margin	$233.5	44.5%	$230.7	45.3%
Amortization of intangible assets	14.2	2.7%	12.7	2.5%
Purchase accounting adjustments	1.0	0.2%	5.2	1.0%
Adjusted gross margin	$248.8	47.4%	$248.7	48.3%

Adjusted SG&A:
SG&A	$143.6	27.4%	$145.4	28.5%
Amortization of intangible assets	(8.8)	-1.7%	(9.2)	-1.8%
Purchase accounting adjustments	1.1	0.2%	2.1	0.4%
Acquisition-related costs	0.0	0.0%	(0.3)	-0.1%
Adjusted SG&A	$135.9	25.9%	$138.1	26.8%

Adjusted R&D:
R&D	$31.5	6.0%	$32.4	6.4%
Amortization of intangible assets	(0.1)	0.0%	(0.1)	0.0%
Purchase accounting adjustments	(0.2)	0.0%	-	0.0%
Adjusted R&D	$31.3	6.0%	$32.3	6.3%

Adjusted operating income:
Operating income	$57.2	10.9%	$43.2	8.5%
Amortization of intangible assets	23.1	4.4%	22.0	4.3%
Purchase accounting adjustments	0.2	0.0%	3.1	0.6%
Acquisition-related costs	(0.0)	0.0%	0.3	0.1%
Restructuring and contract termination charges, net	1.1	0.2%	9.7	1.9%
Adjusted operating income	$81.6	15.5%	$78.3	15.2%

	PKI
	Three Months Ended
	September 29, 2013		September 30, 2012

Adjusted EPS:
GAAP EPS	$0.36		$0.26
Discontinued operations, net of income taxes	(0.00)		0.01
GAAP EPS from continuing operations	0.36		0.25
Amortization of intangible assets, net of income taxes	0.13		0.13
Purchase accounting adjustments, net of income taxes	(0.00)		0.01
Acquisition-related costs, net of income taxes	(0.00)		0.00
Restructuring and contract termination charges, net of income taxes	0.01		0.06
Adjusted EPS	$0.49		$0.45

	Human Health
	Three Months Ended
	September 29, 2013		September 30, 2012

Adjusted revenue:
Revenue	$292.4		$287.3
Purchase accounting adjustments	0.8		5.2
Adjusted revenue	$293.2		$292.5

Adjusted operating income:
Operating income	$43.9	15.0%	$34.4	12.0%
Amortization of intangible assets	20.6	7.0%	19.7	6.9%
Purchase accounting adjustments	0.2	0.1%	3.1	1.1%
Acquisition-related costs	(0.1)	0.0%	0.2	0.1%
Restructuring and contract termination charges, net	1.0	0.4%	5.7	2.0%
Adjusted operating income	$65.6	22.4%	$63.1	21.6%

	Environmental Health
	Three Months Ended
	September 29, 2013		September 30, 2012

Adjusted revenue:
Revenue	$231.9		$222.4
Purchase accounting adjustments	0.0		-
Adjusted revenue	$231.9		$222.4

Adjusted operating income:
Operating income	$21.9	9.4%	$18.5	8.3%
Amortization of intangible assets	2.5	1.1%	2.3	1.0%
Purchase accounting adjustments	0.0	0.0%	-	0.0%
Acquisition-related costs	0.0	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	0.1	0.0%	4.0	1.8%
Adjusted operating income	$24.5	10.6%	$24.9	11.2%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	September 29, 2013		September 30, 2012

Adjusted revenue:
Revenue	$1,573.0		$1,542.3
Purchase accounting adjustments	6.6		22.2
Adjusted revenue	$1,579.5		$1,564.5

Adjusted gross margin:
Gross margin	$700.7	44.5%	$701.5	45.5%
Amortization of intangible assets	39.8	2.5%	38.7	2.5%
Purchase accounting adjustments	7.0	0.4%	26.9	1.7%
Mark to market on post-retirement benefits	(0.0)	0.0%	1.2	0.1%
Adjusted gross margin	$747.5	47.3%	$768.4	49.1%

Adjusted SG&A:
SG&A	$443.9	28.2%	$452.0	29.3%
Amortization of intangible assets	(27.8)	-1.8%	(29.6)	-1.9%
Purchase accounting adjustments	1.1	0.1%	1.0	0.1%
Acquisition-related costs	(0.1)	0.0%	(0.6)	0.0%
Adjusted SG&A	$417.1	26.4%	$422.8	27.0%

Adjusted R&D:
R&D	$100.3	6.4%	$99.1	6.4%
Amortization of intangible assets	(0.2)	0.0%	(0.4)	0.0%
Purchase accounting adjustments	(0.2)	0.0%	-	0.0%
Adjusted R&D	$99.9	6.3%	$98.7	6.3%

Adjusted operating income:
Operating income	$132.8	8.4%	$129.4	8.4%
Amortization of intangible assets	67.9	4.3%	68.7	4.5%
Purchase accounting adjustments	6.1	0.4%	26.0	1.7%
Acquisition-related costs	0.1	0.0%	0.6	0.0%
Mark to market on post-retirement benefits	(0.0)	0.0%	1.2	0.1%
Restructuring and contract termination charges, net	23.7	1.5%	21.0	1.4%
Adjusted operating income	$230.4	14.6%	$247.0	15.8%

	PKI
	Nine Months Ended
	September 29, 2013		September 30, 2012

Adjusted EPS:
GAAP EPS	$0.88		$0.75
Discontinued operations, net of income taxes	0.01		0.01
GAAP EPS from continuing operations	0.88		0.74
Amortization of intangible assets, net of income taxes	0.39		0.39
Purchase accounting adjustments, net of income taxes	0.03		0.14
Acquisition-related costs, net of income taxes	0.00		0.01
Mark to market on post-retirement benefits, net of income taxes	(0.00)		0.01
Significant tax credits	(0.08)		-
Restructuring and contract termination charges, net of income taxes	0.14		0.13
Adjusted EPS	$1.35		$1.41

	PKI
			Twelve Months Ended
			December 29, 2013
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$1.42 - 1.45
Amortization of intangible assets, net of income taxes			0.52
Purchase accounting adjustments, net of income taxes			0.04
Acquisition-related costs, net of income taxes			-
Mark to market on post-retirement benefits, net of income taxes			-
Significant tax credits			(0.08)
Restructuring and contract termination charges, net of income taxes			0.14
Adjusted EPS			$2.04 - 2.07

	PKI
	Nine Months Ended
Adjusted Operating Cash Flow:	September 29, 2013		September 30, 2012
Net cash provided by operating activities of continuing operations	$87.0		$113.8
Significant contributions to post-retirement plans	47.0		17.0
Significant prepaid royalty payments	27.8		13.1
Acquisition adjustments	-		4.7
Excess tax benefit from exercise of common stock options	-		1.8
Adjusted operating cash flow	$161.8		$150.3

	Human Health
	Nine Months Ended
	September 29, 2013		September 30, 2012

Adjusted revenue:
Revenue	$873.7		$855.8
Purchase accounting adjustments	6.6		22.2
Adjusted revenue	$880.2		$878.0

Adjusted operating income:
Operating income	$99.0	11.3%	$83.0	9.7%
Amortization of intangible assets	60.4	6.9%	60.9	7.1%
Purchase accounting adjustments	6.0	0.7%	26.0	3.0%
Acquisition-related costs	(0.0)	0.0%	0.5	0.1%
Restructuring and contract termination charges, net	14.9	1.7%	15.0	1.8%
Adjusted operating income	$180.3	20.5%	$185.4	21.1%

	Environmental Health
	Nine Months Ended
	September 29, 2013		September 30, 2012

Adjusted revenue:
Revenue	$699.3		$686.5
Purchase accounting adjustments	0.0		-
Adjusted revenue	$699.3		$686.5

Adjusted operating income:
Operating income	$61.9	8.9%	$77.9	11.4%
Amortization of intangible assets	7.5	1.1%	7.9	1.1%
Purchase accounting adjustments	0.0	0.0%	-	0.0%
Acquisition-related costs	0.1	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	8.9	1.3%	6.0	0.9%
Adjusted operating income	$78.4	11.2%	$91.9	13.4%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
September 29, 2013
Organic revenue growth:
Reported revenue growth	3%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	1%
Organic revenue growth	2%

Human Health
Three Months Ended
September 29, 2013
Organic revenue growth:
Reported revenue growth	2%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	2%
Organic revenue growth	0%

Environmental Health
Three Months Ended
September 29, 2013
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments	1%
Organic revenue growth	4%

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, other costs related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions, other costs related to business acquisitions and adjustments for mark-to-market accounting on post-retirement benefits do not represent what we believe our investors consider to be costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (“SG&A”) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We exclude changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions, because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Research and Development (“R&D”) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and other costs related to business acquisitions. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level. We exclude other costs related to business acquisitions, because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Operating Income, Adjusted Operating Profit Percentage, Adjusted Operating Profit Margin and Adjusted Operating Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted operating income is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and contract termination charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, restructuring and contract termination charges, and significant tax credits, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, restructuring and contract termination charges, the provision for taxes related to these items, and significant tax credits from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, restructuring and contract termination charges, and significant tax credits, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The third quarter tax effect on adjusted EPS for (i) discontinued operations was an expense of $0.00 in 2013 and an expense of $0.00 in 2012, (ii) amortization of intangible assets was an expense of $0.07 in 2013 and an expense of $0.06 in 2012, (iii) restructuring and contract termination charges was an expense of $0.00 in 2013 and an expense of $0.02 in 2012, (iv) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.00 in 2013 and an expense of $0.02 in 2012. The third quarter tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and adjustments for mark-to-market accounting on post-retirement benefits) was $0.00 in both 2013 and 2012.

The full year tax effect on adjusted EPS through the third quarter of 2013 for (i) discontinued operations was a benefit of $0.00 in 2013 and an expense of $0.01 in 2012, (ii) amortization of intangible assets was an expense of $0.21 in both 2013 and 2012, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.00 in 2013 and an expense of $0.01 in 2012, (iv) restructuring and contract termination charges was an expense of $0.07 in 2013 and an expense of $0.05 in 2012, (v) significant tax credits was a benefit of $0.08 in 2013, (vi) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.02 in 2013 and an expense of $0.07 in 2012. The full year tax effect on adjusted EPS through the third quarter of 2013 for each of the remaining items (changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and adjustments for mark-to-market accounting on post-retirement benefits) was $0.00 in both 2013 and 2012.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, restructuring and contract termination charges, significant tax credits, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

Adjusted Operating Cash Flow

We use the term “adjusted operating cash flow” to refer to GAAP operating cash flow from continuing operations, excluding the effect of the excess tax benefit from the exercise of equity grants, significant contributions to our post-retirement benefit plans, significant payments for prepaid royaltyies, and payments for changes to the fair values assigned to contingent consideration. We believe that this non-GAAP measure, when taken together with our GAAP financial measure, allows us and our investors to better evaluate the long-term performance trends and to assess our ability to invest in the business. Adjusted operating cash flow also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of the excess tax benefit from the exercise of equity grants, significant contributions to our post-retirement benefit plans, significant payments for prepaid royalties, and payments for changes to the fair values assigned to contingent consideration from this measure because these items can vary dramatically by quarter and between us and our peers and can obscure underlying trends, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

# # #

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations
PerkinElmer, Inc.
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com